                                                                   EXHIBIT 99.01

                  INVESTOR RELATIONS:             PUBLIC RELATIONS:
                  Brad Driver                     Allen Bush
                  Handspring                      Handspring
                  650-230-5070                    650-230-5029
                  bdriver@handspring.com          abush@handspring.com


                    HANDSPRING REPORTS THIRD QUARTER RESULTS

MOUNTAIN VIEW, CALIF. (APRIL 15, 2003) - Handspring, Inc. (NASDAQ: HAND) today reported results for the third quarter of fiscal 2003 ended March 29, 2003.

Revenue for the third quarter of fiscal 2003 was $30.8 million, down from $47.8 million in the second quarter of fiscal 2003 and from $59.7 million in the third quarter a year ago. Revenue for the quarter included $21.1 million in communicator sales and $9.7 million in sales of organizers and accessories. On a GAAP accounting basis, net loss for the period totaled $90.4 million, or $.62 per share as compared to a net loss of $12.3 million, or $.08 per share in the prior quarter. Excluding charges for the Sunnyvale lease restructuring of $75.9 million and the amortization of deferred stock compensation of $1.7 million, Handspring's non-GAAP net loss for the quarter was $12.8 million, or $.09 per share as compared to a non-GAAP net loss of $10 million, or $.07 per share, excluding amortization of deferred stock compensation of $2.3 million, in the prior quarter.

As of March 29, 2003, Handspring's unrestricted cash and short-term investments totaled $53.2 million, down $12.5 million sequentially.

Handspring also said it has signed an agreement with Orange SA, one of the world's largest communications companies, to work together to develop future smartphones designed for the Orange network in Europe, with product shipments expected to begin this fall.

"We've continued to grow our Treo installed base through a difficult quarter, reaching 180,000 customers, while investing in a significant new product due this fall," said Handspring CEO Donna Dubinsky. "The near-term outlook will be challenging due to a weak economic environment and lower-than-expected sell-in of current products for the coming quarter."

Highlights of the third quarter included:

         -        The launch of the Treo 270 in T-Mobile retail stores.

         - A significant reduction of operating expenses due to the restructuring of the Sunnyvale lease obligations.

         - Treo communicator sell through for the quarter of approximately 39,000 worldwide. To date, total communicator sell through is approximately 180,000 worldwide.


                                      -end-

         - The Launch of Treo 270 with Brightstar Corp. throughout all of Latin America (except Mexico and Brazil).

         - A new developer program to fuel development of wireless, business and consumer applications for the Treo communicator.

         - GPRS availability for Cingular Treo customers that provides easy access to corporate or internet e-mail.


FOURTH QUARTER FISCAL 2003 BUSINESS OUTLOOK

Handspring's business outlook will be affected by the following factors.

         - Communicator revenue will be significantly lower as the company focuses on reducing channel inventory in anticipation of a major new product launch.

         - Organizer sales will be minimal going forward as inventory is depleted.

         - The company expects to announce a new smartphone product with delivery scheduled for the fall, as well as support for this product from major carriers around the world.

         - Expenses will decline as previous cost reducing activities are realized.

         - Cash burn will increase due to a larger operating loss and the expected timing of receivables.

         -        The company is pursuing additional financing.


ACCOUNTING FOR LEASE RESTRUCTURING

Handspring recorded a charge against earnings of $75.9 million in the third fiscal quarter to account for the Sunnyvale lease restructuring. The restructured lease agreements allow Handspring to reduce substantially its previous lease obligations of approximately $350 million over the next 12 years. Handspring was required to pay a total consideration of approximately $61.2 million to the building landlord and contractor in connection with the lease restructuring. Of this consideration, $15.3 million was paid in third fiscal quarter from the company's unrestricted cash and $40.9 million was paid from previously restricted cash. Handspring will pay an additional $5.0 million plus interest in various debt and lease payments over the next 5 years. Handspring also issued the landlord warrants to purchase 10 million shares of Handspring common stock.


CONFERENCE CALL INFORMATION

Handspring's earnings conference call will be webcast on its web site at www.handspring.com, live at 2 p.m. PDT (Pacific Daylight Time) on Tuesday, April 15th, 2003, and archived through Tuesday, April 22th, 2003. The audio replay of the company's Q3 conference call can be accessed via telephone after 4:30 p.m. PDT Tuesday, April 15th, 2003 until 4:30 p.m. PDT Tuesday, April 25th, 2003 by calling (402) 977-9140 and entering the reservation number 21138381.


ABOUT HANDSPRING

Handspring is a leading innovator in personal communications and handheld computing. The company's products include the Treo wireless communicators and Treo 90 organizer, the Visor expandable handheld computers, and client and server software for fast Web access from handheld devices and mobile phones. Today Handspring products and accessories are sold at www.handspring.com and through select Internet, retail and carrier partners in the United States, Europe, Asia, Australia, New Zealand, Canada, Middle East, and Mexico/Latin America.


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, including those relating to: Handspring's expected shipment of a new smartphone for use on Orange's network this fall; the company's fourth quarter outlook for revenue, expenses and cash burn; and the Company's expectation that major carriers around the world will support the company's new smartphone product. Actual results may differ materially due to a number of factors including, among others: Handspring's ability to develop and deliver innovative communicator products that meet carriers' specifications and expected delivery dates; demand for communicator products in general and Handspring's products in particular from both carriers and end users; the timing of the build-out of advanced wireless networks and the quality and scope of voice and data service coverage offered by wireless carriers; the degree to which wireless carriers will facilitate the successful introduction of Handspring's wireless products; Handspring's dependence on third parties to supply components in sufficient volumes and at satisfactory quality levels; Handspring's ability to accurately forecast future demand; and the rapid pace of technological change and competitive developments in the wireless communications industry. Reported results should not be considered as an indication of future performance. The matters discussed in this press release also involve risks and uncertainties described in Handspring's in most recent filings with the Securities and Exchange Commission. Handspring assumes no obligation to update the forward-looking information contained in this press release.

Handspring, the Handspring logo, Treo, the Treo logo, and Visor are trademarks of Handspring, Inc. and may be registered in certain jurisdictions. All other brand names are trademarks of their respective owners.

                                HANDSPRING, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED                      THREE MONTHS ENDED
                                                             MARCH 29, 2003                          MARCH 30, 2002
                                                ---------------------------------------   ---------------------------------------
                                                  GAAP(1)   DIFFERENCE      NON-GAAP(2)    GAAP(1)    DIFFERENCE      NON-GAAP(2)
                                                ---------   ----------      -----------   --------    ----------      -----------
Revenue                                         $  30,848                   $    30,848   $ 59,715                    $    59,715
                                                ---------   ----------      -----------   --------    ----------      -----------
Costs and operating expenses:
   Cost of revenue                                 25,250                        25,250     54,241                         54,241
   Research and development                         5,734                         5,734      6,340                          6,340
   Selling, general and administrative             13,069                        13,069     18,993                         18,993
   Amortization of deferred stock
       compensation and intangibles (*)             1,730   $   (1,730)(3)           --      4,510    $   (4,510)(4)           --
   Sunnyvale lease restructuring                   75,931      (75,931)(5)           --         --                             --
                                                ---------   ----------      -----------   --------    ----------      -----------
           Total costs and operating expenses     121,714      (77,661)          44,053     84,084        (4,510)          79,574
                                                ---------   ----------      -----------   --------    ----------      -----------
Loss from operations                              (90,866)      77,661          (13,205)   (24,369)        4,510          (19,859)
Interest and other income, net                        470                           470        809                            809
                                                ---------   ----------      -----------   --------    ----------      -----------
Loss before taxes                                 (90,396)      77,661          (12,735)   (23,560)        4,510          (19,050)
Income tax provision                                   38                            38        100                            100
                                                ---------   ----------      -----------   --------    ----------      -----------
Net income (loss)                               $ (90,434)  $   77,661      $   (12,773)  $(23,660)   $    4,510      $   (19,150)
                                                =========   ==========      ===========   ========    ==========      ===========
Basic and diluted net loss per share            $   (0.62)  $     0.53      $     (0.09)  $  (0.18)   $     0.03      $     (0.14)
                                                =========   ==========      ===========   ========    ==========      ===========
Shares used in calculating basic and
   diluted net loss per share                     146,657      146,657          146,657    134,903       134,903          134,903
                                                =========   ==========      ===========   ========    ==========      ===========

   (*) Amortization of deferred stock
   compensation:
      Cost of revenue                           $     228                                 $    582
      Research and development                        335                                    1,030
      Selling, general and administrative           1,167                                    2,898
                                                ---------                                 --------
                                                $   1,730                                 $  4,510
                                                =========                                 ========


      (1) Reflects operating results based on U.S. generally accepted accounting principles (or GAAP).

      (2) Non-GAAP amounts exclude amortization of deferred stock compensation and intangibles and restructuring charges associated with the Sunnyvale lease restructuring.

      (3) Non-cash charge related to the amortization of deferred stock compensation primarily related to stock options granted prior to our IPO.

      (4) Non-cash charge related to the amortization of deferred stock compensation, primarily related to stock options granted prior to our IPO, and intangibles, consisting of goodwill and assembled workforce as part of the acquisition of BlueLark Systems.

      (5) One-time charge for the restructuring of leases associated with the Sunnyvale facility.

                                HANDSPRING, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            NINE MONTHS ENDED                        NINE MONTHS ENDED
                                                             MARCH 29, 2003                            MARCH 30, 2002
                                                ---------------------------------------   ---------------------------------------
                                                 GAAP(1)    DIFFERENCE      NON-GAAP(2)    GAAP(1)    DIFFERENCE      NON-GAAP(2)
                                                ---------   ----------      -----------   --------    ----------      -----------
Revenue                                         $ 132,793                   $   132,793   $191,641                    $   191,641
                                                ---------   ----------      -----------   --------    ----------      -----------
Costs and operating expenses:
   Cost of revenue                                100,926                       100,926    168,934                        168,934
   Research and development                        16,510                        16,510     19,318                         19,318
   Selling, general and administrative             51,761                        51,761     66,679                         66,679
   Amortization of deferred stock
       compensation and intangibles (*)             6,968   $   (6,968)(3)           --     16,476    $  (16,476)(4)           --
   Sunnyvale lease restructuring                   75,931      (75,931)(5)           --         --                             --
                                                ---------   ----------      -----------   --------    ----------      -----------
           Total costs and operating expenses     252,096      (82,899)         169,197    271,407       (16,476)         254,931
                                                ---------   ----------      -----------   --------    ----------      -----------
Loss from operations                             (119,303)      82,899          (36,404)   (79,766)       16,476          (63,290)
Interest and other income, net                      1,531                         1,531      4,520                          4,520
                                                ---------   ----------      -----------   --------    ----------      -----------
Loss before taxes                                (117,772)      82,899          (34,873)   (75,246)       16,476          (58,770)
Income tax provision                                  238                           238        950                            950
                                                ---------   ----------      -----------   --------    ----------      -----------
Net income (loss)                               $(118,010)  $   82,899      $   (35,111   $(76,196)   $   16,476      $   (59,720)
                                                =========   ==========      ===========   ========    ==========      ===========
Basic and diluted net loss per share            $   (0.81)  $     0.57      $     (0.24)  $  (0.61)   $     0.13      $     (0.48)
                                                =========   ==========      ===========   ========    ==========      ===========
Shares used in calculating basic and
   diluted net loss per share                     144,815      144,815          144,815    124,568       124,568          124,568
                                                =========   ==========      ===========   ========    ==========      ===========


   (*) Amortization of deferred stock
   compensation:
      Cost of revenue                           $     919                                 $  2,107
      Research and development                      1,415                                    3,836
      Selling, general and administrative           4,634                                   10,533
                                                ---------                                 --------
                                                $   6,968                                 $ 16,476
                                                =========                                 ========



      (1) Reflects operating results based on U.S. generally accepted accounting principles (or GAAP).

      (2) Non-GAAP amounts exclude amortization of deferred stock compensation and intangibles and restructuring charges associated with the Sunnyvale lease restructuring.

      (3) Non-cash charge related to the amortization of deferred stock compensation primarily related to stock options granted prior to our IPO.

      (4) Non-cash charge related to the amortization of deferred stock compensation, primarily related to stock options granted prior to our IPO, and intangibles, consisting of goodwill and assembled workforce as part of the acquisition of BlueLark Systems.

      (5) One-time charge for the restructuring of leases associated with the Sunnyvale facility.

                                HANDSPRING, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                          MARCH 29, 2003      JUNE 29, 2002
                                                                                          --------------      -------------
                                                                                           (UNAUDITED)
                                                             ASSETS
Current assets:
   Cash and cash equivalents                                                                $  45,200           $  85,554
   Short-term investments                                                                       8,006              15,235
   Accounts receivable, net                                                                       536              20,491
   Prepaid expenses and other current assets                                                    3,718               3,667
   Inventories                                                                                  5,766              20,084
                                                                                            ---------           ---------
        Total current assets                                                                   63,226             145,031
Restricted investments for committed tenant improvements and other                             11,131              50,644
Property and equipment, net                                                                     6,966              12,478
Construction in progress-Sunnyvale tenant improvements                                             --               6,614
Construction in progress-Sunnyvale property                                                    13,982              73,979
Other assets                                                                                    4,089               1,408
                                                                                            ---------           ---------
        Total assets                                                                        $  99,394           $ 290,154
                                                                                            =========           =========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                         $  14,820           $  44,490
   Provision for committed tenant improvements and other                                       11,131                  --
   Non-cash obligations for CIP-Sunnyvale property                                             13,982              73,979
   Accrued liabilities                                                                         38,922              48,779
                                                                                            ---------           ---------
        Total current liabilities                                                              78,855             167,248
Long-term liabilities:
    Sunnyvale note payable-LT                                                                   2,300                  --
Stockholders' equity:
   Common stock                                                                                   148                 143
   Additional paid-in capital                                                                 425,844             419,256
   Deferred stock compensation                                                                 (2,500)             (9,468)
   Accumulated other comprehensive loss                                                        (1,011)               (793)
   Accumulated deficit                                                                       (404,242)           (286,232)
                                                                                            ---------           ---------
        Total stockholders' equity                                                             18,239             122,906
                                                                                            ---------           ---------
        Total liabilities and stockholders' equity                                          $  99,394           $ 290,154
                                                                                            =========           =========